Exhibit 10.23

SECOND TRANCHE SUBSEQUENT CLOSING NOTICE AND LETTER AMENDMENT

October 22, 2014

Dear Investors:

Capnia, Inc. (the “Company”) is providing you with a general update regarding the Second Tranche Subsequent Closings of the Company’s 2014 bridge financing (the “2014 Bridge Financing”), expected to occur beginning on or about October 30, 2014. Under the Convertible Note and Warrant Purchase Agreement dated as of April 28, 2014, as subsequently amended (the “Purchase Agreement”), the Company, at the Second Tranche Initial Closing that occurred on or about August 25, 2014, sold approximately $249,682.68 worth of Notes, together with related Warrants. The Company is now increasing the period following the Second Tranche Initial Closing pursuant to which the Company may sell up to the balance of the remaining unissued Notes in the aggregate principal amount of up to $499,337.52.

Your pro rata amount of the $499,337.52 in Notes available for sale and issuance in all Second Tranche Subsequent Closings is set forth on Attachment 1 attached hereto. If all the remaining unissued Notes are sold in the Second Tranche Subsequent Closings, then the Company will have sold and issued an aggregate of $749,020.20 in principal amount in Notes in the Second Tranche Initial Closing and all Second Tranche Subsequent Closings, and $2,496,701.48 in principal amount in Notes in all Closings under the Purchase Agreement to date. Your pro rata amount of the remaining unissued Notes, together with related Warrants, available for sale and issuance in the Second Tranche Subsequent Closings is set forth opposite your name under the column “Total Second Tranche Subsequent Closing Purchase Price”. This funding amount includes payment for both your additional Second Tranche Note and also your additional Second Tranche Warrant. Also please find wire instructions to the Company account provided as Attachment 2. In order to participate in the Second Tranche Subsequent Closings, please wire your funds by October 30, 2014.

The Second Tranche Subsequent Closings are currently scheduled to occur beginning on or about October 24, 2014, or such other date as may be approved by holders of at least two-thirds (2/3) in interest of the Notes. The Company is hereby requesting your approval to extend the period in which Second Tranche Subsequent Closings may occur until December 31, 2014, or until the Company has sold the remaining unissued Notes, up until an aggregate of $499,337.52 in principal amount of Notes has been sold in all Second Tranche Subsequent Closings.

Please acknowledge receipt of this Second Tranche Subsequent Closing Notice and Letter Amendment and your agreement to extend the Second Tranche Subsequent Closing Period until December 31, 2014, and your intent to participate in the Second Tranche Subsequent Closings, by signing below and returning a copy by fax (650-213-8383, Attn: David O’Toole and Antoun Nabhan) or by email and copying David O’Toole (dotoole@capnia.com) and Antoun Nabhan (anabhan@capnia.com) as soon as possible, and in any event no later than October 24, 2014.

This Second Tranche Subsequent Closing Notice and Letter Amendment is being delivered in accordance with Section 1.3(b)(i) of the Purchase Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

We appreciate your attention on short notice and thank you for your continued support.

Sincerely,

/s/ Anish Bhatnagar, MD

Anish Bhatnagar, MD

President

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

Vivo Ventures V Affiliates Fund, L.P.

By:	/s/ Edgar G. Engleman

Name:	Edgar G. Engleman

Title:	Managing Member,

Vivo Ventures V, LLC

General Partner of Vivo Ventures V Affiliates Fund, L.P.

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

Vivo Ventures V Fund V, L.P.

By:	/s/ Edgar G. Engleman

Name:	Edgar G. Engleman

Title:	Managing Member,

Vivo Ventures V, LLC

General Partner of Vivo Ventures Fund V, L.P.

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

Mario Family Limited Partners LP

By:	/s/ Christopher B. Mario

Name:	Christopher B. Mario

Title:	Manager of Melmotte LLC

Melmotte LLC, its general partner

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ Steinar J. Engelsen

Name:	Steinar J. Engelsen

Title:

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

ITHACA PARTNERS LLC

By:	/s/ Anastasios Parafestas

Name:	Anastasios Parafestas

By: Promerica Capital, LLC its Sole Member

By: Vice President of Promerica, Inc., its Manager

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

GORE CREEK LLC

By:	/s/ Tas Parafestas

Name:	Tas Parafestas

Title:	Manager

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

        ATTACHMENT 1

SECOND TRANCHE CLOSING AMOUNTS

Name	Second Tranche Note Principal Amount	Second Tranche Warrant Purchase Price	Total Second Tranche Purchase Price

Vivo Ventures Fund V, L.P.	$314,716.94	$314.72	$315,031.66

Vivo Ventures Fund Affiliates V, LP	$3,693.56	$3.69	$3,697.25

Mario Family Partners LP	$39,805.95	$39.81	$39,845.76

John J. Mack	$39,609.57	$39.61	$39,649.18

Robert K. Steel	$39,649.22	$39.65	$39,688.87

Ithaca Partners LLC	$29,736.91	$29.74	$29,766.65

Gore Creek LLC	$9,912.31	$9.91	$9,922.22

A. Morris Williams, Jr.	$13,216.37	$13.22	$13,229.59

Ron Haak	$2,643.26	$2.64	$2,645.90

Clyde D. Wagner Living Trust dated June 6, 2001	$1,321.60	$1.32	$1,322.92

Shifteh Karimi Wagner Living Trust dated June 6, 2001	$1,321.60	$1.32	$1,322.92

Steinar J. Engelsen	$423.17	$0.42	$423.59

Hadar Cars AB	$423.17	$0.42	$423.59

WS Investment Company, LLC (2014A)	$2,606.10	$2.61	$2,608.71

Michael Danaher and Carol Danaher, Trustees of the Danaher Family Trust dtd. 6/29/04	$205.02	$0.21	$205.23

Mario Rosati	$52.77	$0.05	$52.82

TOTAL	$499,337.52	$ 499.34	$499,836.86

Capnia, Inc. - Second Tranche Subsequent Closing Notice and Letter Amendment

ATTACHMENT 2

COMPANY WIRE INSTRUCTIONS

ACCOUNT NAME:	Capnia, Inc.

THE BANK:	Silicon Valley Bank

3003 Tasman Road

Santa Clara, CA 95054

ACCOUNT NUMBER:	3300645560

ABA ROUTING NUMBER:	121140399

SWIFT CODE:	SVBKUS6S

REFERENCE:	Capnia, Inc. – 2014 Bridge Financing Extension

(REQUIRED FOR ALL WIRES)